UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Advanced Growing Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common Stock, $.001 par value

(2)	Aggregate number of securities to which transaction applies: 23,129,065 shares of Common Stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ADVANCED GROWING SYSTEMS, INC.

3050 Royal Boulevard South

Suite 135

Alpharetta, GA 30022

(678) 387-5061

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 19, 2007

The Annual Meeting of Stockholders (the "Annual Meeting") of ADVANCED GROWING SYSTEMS, INC., a Nevada corporation (the "Company"), will be held at 10:00 AM local time, on November 19, 2007 at the Atlanta Marriott Alpharetta, 5750 Windward Parkway, Alpharetta, GA 30005, for the following purposes:

(1)	To elect the Company's Board of Directors to hold office until the next Company's Annual Meeting of Stockholders or until his successor is duly elected and qualified; and

(2)	To ratify the appointment of Whitley Penn LLP, as the Company's independent certified public accountant; and

(3)	To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on October 1, 2007, as the record date for determining those Stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors

Alpharetta, Georgia	/s/ Chris J. Nichols
October 1, 2007	CHRIS J. NICHOLS
CHIEF EXECUTIVE OFFICER

ADVANCED GROWING SYSTEMS, INC.

3050 Royal Boulevard South

Suite 135

Alpharetta, GA 30022

(678) 387-5061

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ADVANCED GROWING SYSTEMS, INC., a Nevada corporation (the “Company”), of proxies from the holders of the Company’s common stock, par value $.001 per share (the “Common Stock”), for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 AM, local time, on November 19, 2007 at the Atlanta Marriott Alpharetta, 5750 Windward Parkway, Alpharetta, GA30005 or at any adjournment thereof (the “Annual Meeting”), pursuant to the enclosed Notice of Annual Meeting of Stockholders.

The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to Stockholders is October 1, 2007. Stockholders should review the information provided herein in conjunction with the Company’s Form 10-SB, which has been filed with the Securities and Exchange Commission and the Company’s quarterly filing on Form 10-QSB for the quarter ended June 30, 2007 and other filings with the Securities and Exchange Commission. The Company’s principal executive offices are located at 3050 Royal Boulevard South, Suite 135, Alpharetta, GA 30022. Our telephone number is (678) 387-5061.

INFORMATION CONCERNING PROXY

The enclosed proxy is solicited on behalf of the Company’s Board of Directors. Stockholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company’s President at the Company’s executive office a written revocation bearing a later date or duly executed, a subsequent proxy relating to the same shares of common stock; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy will be borne by the Company. In addition to the use of the mail, employees of the Company may solicit proxies personally and by telephone. The Company’s employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

OTHER MATTERS; DISCRETIONARY VOTING

Our Board of Directors does not know of any matters, other than as described in the notice of Meeting attached to this Proxy Statement, that are to come before the Meeting.

The Board of Directors does not intend to present any business at the Annual Meeting other than the proposals described in this proxy statement. However, if any other matter properly comes before the Annual Meeting, including any stockholder proposal omitted from the proxy statement and form of proxy pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, your proxies will act on such matter in their discretion.

If the requested proxy is given to vote at the Meeting, the persons named in such proxy will have authority to vote in accordance with their best judgment on any other matter that is properly presented at the Meeting for action, including without limitation, any proposal to adjourn the Meeting or otherwise concerning the conduct of the Meeting.

RIGHT TO REVOKE PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

•	filing with the President of the Company, before the polls are closed with respect to the vote, a written notice of revocation bearing a later date than the proxy;

•	duly executing a subsequent proxy relating to the same shares of common stock and delivering it to the President of the Company; or

•	attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy).

Any written notice revoking a proxy should be sent to: Our principal executive office at 3050 Royal Boulevard South, Suite 135, Alpharetta, GA 30022. No such revocation will be effective until written notice of the revocation is received by the Company prior to the Annual Meeting.

PURPOSE OF THE MEETING

At the Annual Meeting, the Company’s Stockholders will consider and vote upon the following matters:

(1)	To elect the Company’s Board of Directors to hold office until the next Company’s Annual Meeting of Stockholders or until his successor is duly elected and qualified; and

(2)	To ratify the appointment of Whitley Penn. LLP, as the Company’s independent certified public accountant; and

(3)	To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) FOR the election of the nominees for director(s) named below; and (b) FOR the proposal to ratify the appointment of Whitley Penn LLP, as the Company’s independent certified public accountant. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shareholder’s shares will be voted in accordance with the specification so made.

MARKET FOR COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

The Company trades on the OTCIQ “Pink Sheets” under the symbol “AGWS.PK” Inclusion on this market permits price quotation for our shares to be published by such service.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Board of Directors has set the close of business on October 1, 2007 as the record date (the “Record Date”) for determining Stockholders of the Company entitled to receive notice of and to vote at the Annual Meeting. As of the date herein there are 23,129,065 shares of Common Stock, $0.001 par value (the “Common Stock”) issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to Stockholders for approval at the Annual Meeting. In addition, the Company has Series A and Series B Preferred stock, $0.001 par value, 50,000,000 shares authorized, of which 4,750,000 shares of Class A Preferred Stock and 2,600,000 shares of Class B Preferred Stock (“Series A & B Preferred Stock” and collectively with the Common Stock, the “capital shares”) are issued and outstanding. Until the Preferred A & B shares are converted into the underlying common shares the Preferred Shareholder do not have voting rights on matters presented to be voted by the holders of the Common Stock at this shareholders meeting.

The presence, in person or by proxy, of at least a majority of the total number of capital shares outstanding on the Record Date will constitute a quorum for purposes of the Annual Meeting. If less than a majority of the outstanding capital shares are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice. A plurality of the votes cast by holders of capital shares will be required for the election of directors. The ratification of the appointment of Whitley Penn LLP as the Company’s independent certified public accountant will be approved if the number of capital shares voted in favor of ratification exceeds the number of shares voted against it. Abstentions and broker non-votes will be counted as shares present at the Annual Meeting for purposes of determining a quorum. With respect to the outcome of any matter brought before the Annual Meeting (i) abstentions will be considered as shares present and entitled to vote at the Annual Meeting, but will not be counted as votes cast for or against any given matter and (ii) broker non-votes will not be considered shares present and entitled to vote. Because directors will be elected by a plurality of the votes cast at the Annual Meeting and the other matters to be acted upon at the Annual Meeting will be approved if the number of votes cast in favor of the matter exceeds the number of votes cast against it, abstentions and broker non-votes will have no effect on the outcome of the proposals to be voted upon at the Annual Meeting.

Prior to the Annual Meeting, the Company will select one or more inspectors of election for the Annual Meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the Annual Meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive, count, and tabulate ballots and votes, and determine the results thereof.

A list of Stockholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Company’s principal executive office in Atlanta, GA for a period of 10 days prior to the Annual Meeting, and at the Annual Meeting itself.

BUSINESS

General Overview

AGWS was incorporated on February 2, 2006 under the laws of the state of Nevada. On June 20, 2006, AGWS was merged into Non Lethal Weapons, Inc., a California company trading its shares of common stock on the “pink sheets.” NLW was originally incorporated in California on February 28, 1983 under the name of Western Micro Distributors, Inc. On October 25, 1989 WMD merged with P.C. Craft, Inc., a Delaware corporation with WMD as the survivor corporation. WMD then changed its name to PCC Group, Inc. On July 25 2005 the name of PCC was changed to Non-Lethal Weapons, Inc. Following the merger of AGWS into NLW, we changed our name to Advanced Growing Systems, Inc. and changed the state of domicile from California to Nevada. Our operating subsidiaries include Advanced Nurseries, Inc., a Georgia Corporation incorporated on February 10, 2006 and Organic Growing Systems, Inc., incorporated on January 19, 2006 in the State of Texas. Our fiscal year ends September 30th of each year. We have not filed for any bankruptcy, receivership or similar proceeding. Since inception, we have not been subject to the reporting requirements of the Exchange Act, as amended. As such, we have not filed any filings with the Securities and Exchange Commission, however, by this filing we intend to become fully reporting.

AGWS is the parent company of OGSI (an Organic fertilizer manufacturer) www.organicgrowingsystems.com and ANI (a wholesale group of Commercial Nurseries located in the Southeastern US) www.advancednurseries.com. The original officers of OGSI were Martin Reiner and Lon Musgrove. They brought to the organic fertilizer subsidiary the formulas that are used in the production of OGSI’s organic fertilizer. ANI provides direct distribution channels for OGSI through their nursery locations.

Principal Products and Services

AGWS is the parent company of ANI and OGSI. AGWS’s common stock currently trades on the “pink sheets” under the symbol AGWS.PK. AGWS provides executive management, accounting, sales and marketing support for its two subsidiary companies. The employees of AGWS and its consultants include Chris Nichols, the Chief Executive Officer and Lyle Mortensen, Chief Financial Officer that provide the leadership not only for AGWS, but they also provide direction for the sales efforts and financial management for the subsidiaries. Mr. Nichols provides the sales and day-to-day operations directions, and Lyle Mortensen is responsible for the accounting functions of not only the parent company but he oversees the accounting for the subsidiaries.

ANI is a wholesale plant, tree and shrubbery distributor focused on the professional/commercial landscape contractor in the Southeastern United States. ANI has three locations in the Northern GA area: 755 Union Hill Road, Alpharetta; 8270 Highway 53, Braselton; and 661 South Cobb Drive, Marietta. ANI allows for vertical integration with OGSI through their distribution channels and similar end-user base. ANI buys plant material throughout the southeast directly from specialty growers. Major suppliers of nursery stock for ANI are Monrovia Growers, Windmill Nurseries, Leo Gentry, Southeastern Growers, Green Leaf Nurseries and Mountain Valley Growers. Availability is good from all suppliers. These relationships provide a direct opportunity for OGSI fertilizer sales in the spring and fall planting seasons. ANI sells directly to the commercial landscape contractor and to retail nurseries. Both the contractor, bought through commercial channels for direct end use, and the retailer, buying for retail sales to the homeowner, provide OGSI with fertilizer sales opportunities. ANI also sells the OGSI fertilizer products from each nursery location.

OGSI is a fertilizer manufacturer that utilizes chemistry to enhance the way Nitrogen is delivered to any plant through a base poultry litter (chicken fecal matter), organically. Our process utilizes a food-grade chemistry (sterile, ingestible, organic and non-hazardous) to produce a licensed organic fertilizer. The nitrogen is available not only in the fecal matter but also in the protein in the added feather meal. The heat process utilized changes the manure’s soluble form of nitrogen to an insoluble form. The principal suppliers of raw materials in the manufacturing process are Ampro Products, Inc. and C.S. Hoskins. Availability of the chicken fecal matter and other raw materials are readily available for use in the production process. Approximately 50 % of the sales of OGSI are generated from one particular vendor, Harris County Flood Control District. Additional customers are being added to the customer base so that the Company is not dependent on one particular customer. The Company is upgrading equipment and on-site management monitors the quality of raw materials purchased, the proper drying and the quality of the end product at the time of packaging the fertilizer.

Our Principal Competitive Strengths

We believe we have the following principal competitive strengths:

•

We have developed a large customer base of over 500 active contractors buying from all combined locations. The Company started operating on February 2, 2006. Our total number of customers is substantially lower than our larges competitors including John Deere landscapes and Skinner Wholesale Nurseries.

•

We currently own a manufacturing facility (acquired in March 2007 with $500,000 cash; 600,000 shares of restricted stock; and $10,000 paid monthly for five (5) years) for the organic fertilizer products and have increased capacity from 2 to 4 tons per hour.

Our Growth Strategies

We intend to pursue the following growth strategies:

•

We plan to work on increasing gross margins through manufacturing some of our own products for better profitability. We plan on allocating $224,000 to a second pellet mill, dryer/cooler and hammer mill to further increase capacity and increase run times. Current production cost runs approximately $140 per ton and can be brought down to sub-$125 per ton with increased conveyor speed and decreased drying times. Production costs that are fixed such are gas and electricity and brought down on a per unit produced basis as the speed and productivity of the existing equipment are increased.

•	We intend to expand in other markets and develop a plan to improve operating efficiencies and drive organic revenue growth.

We intend to be a competent wholesale nursery goods supplier for an increasing customer base. We plan to host multiple industry conferences such as the Southern Nursery Association to interact directly with the contractor end user base. We plan to further utilize direct mail and telemarketing campaigns to reach additional clients. We plan to utilize monthly and electronic newsletters to reach additional clients.

•	We intend to combine our business model and potential cost advantage of direct manufacturer of our fertilizer product with more modern technology, increased marketing activity and distribution.

•

We plan to expand our existing nurseries and additional locations, look to acquire plant and tree farms to increase inventory control and possibly increase delivered margin.• We plan to expand into additional markets within the United States and into international markets with topsoil depletion issues and water pollution problems.

Targeted Markets

Advanced Nurseries, Inc.

Nationally, “only a few years ago, there were relatively few landscape contracting companies doing an annual gross sales volume in excess of $5 million. These numbers have increased more than five-fold. There are at least a dozen companies now doing close to $100 million in gross revenue annually. One company does in excess of $750 million,” and another is reaching the $500 million annual mark. The $50 million to $80 million annual volume niche is also swelling. (Status Report: Irrigation and Green Industry Outlook 2006) Another area of growth is new start-ups. A survey, as quoted in the previously cited Status Report, in Lawn and Landscape Magazine was taken indicating that “there are approximately 13,000 start-ups each year. At least fifty percent of these don’t survive the third year. The net result is that we gain approximately 6,000 new companies annually nationwide.”

The total market includes landscape construction/build, landscape maintenance, irrigation installation and repairs, landscape lighting, water features, power equipment, nursery supplies, fertilizer, chemicals, etc.

Organic Growing Systems, Inc.

The United States fertilizer market is comprised almost exclusively of synthetic chemistry. The Organic fertilizer “approach is at odds with most of the $35 billion lawn-and garden-care industry.(Wall Street Journal, April 15, 2006). Also as quoted in the same Wall Street Journal article “ A recent survey from the National Gardening Association and Organic Gardening magazine found that, while only 5% of U.S. households now use all-organic methods in their yards, some 21% said they would definitely or probably do so in the Future”.

PRODUCT APPLICATIONS

Home, Lawn & Garden

•	Safe around children and pets

•	One product for all fertilizer needs

•	No run-off into waterways and lakes

•	Non-burning

•	Greener, healthier lawns and plants

•	Tastier fruits

•	Less frequent application than synthetics

•	Quick growth

•	Less watering required

We believe that our organic fertilizer is ideal for lawns on which children are playing. Once applied and watered in, there is no residual odor. Children, as well as adults, are not exposed to toxic chemicals and heavy metals commonly found in synthetic fertilizers. TOP Organic Fertilizer (our flagship product, described further below) goes to work immediately fostering a microbial bloom that releases nutrition to the plants. One cannot over-apply the fertilizer and thus the risk of burning plant roots is eliminated.

Turf Growers and Sports Facilities

•	Quick greenout and slow-release

•	No dormancy

•	Environmentally sound - non-leaching

•	Easy and less frequent application

•	Less water required

•	Non-toxic, non-burning

•	Ideal for golf courses, polo fields, athletic fields, campuses

With proper nutrition, grass will grow faster, be greener, use less water, eliminate nuisance weeds and not leach into the nearby waterways and lakes.

Our poultry litter-based fertilizer is treated with organic chemistry to remove all dangers of burning, reduce the odor and change the nitrogen from soluble to insoluble. Using TOP Organic Fertilizer allows turf growers to increase their productivity by growing out fields in less time with reduced water requirements and application costs.

Sport facilities, such as golf courses, polo fields and football fields are strong target markets. New sod can be placed directly on top of the fertilizer, as it cannot burn.

Landscape maintenance lends itself perfectly to TOP Organic Fertilizer. TOP Organic Fertilizer can be easily applied to existing lawns by top dressing.

Competition

Advanced Nurseries, Inc.

ANI has positioned its operations in the heart of the Southeastern United States, located in Atlanta, Georgia. We are in direct competition with well-established local brands such as John Deere Landscapes, Skinner Wholesale Nurseries, Pike Wholesale Nurseries and Shemin Nurseries.

Organic Growing Systems, Inc.

Our indirect competition is massive and well established, specifically the Synthetic Chemical Fertilizer Industry which includes ADM, Scott/Miracle Grow and Potash which trade on the New York Stock Exchange. Our direct competition is much smaller and regionally focused and includes products from ERTH Products, Agrirecycle and Cockdoodle DOO.

Patents, Trademarks, Licenses, Franchises, Royalty Agreements

Our flagship product is our TOP Organic Fertilizer, a product licensed in each state by the respective State Agriculture Department. This product utilizes several proprietary processes in its manufacture. Its “value-added” character is achieved by our organic chemical manufacturing process. This process utilizes Chitosan as a pellet binder and nutrient source, yucca extract to minimize odor and feather meal as a source of protein and slow-release Nitrogen. The Chitosan and yucca are delivered in a liquid form and added throughout the process. This method takes most of the (N) nitrogen indigenous to raw poultry litter and controls it, by making the (N) nitrogen water insoluble. The resulting fertilizer is sterile and replete with micro-nutrition: Iron, Sulfur, Calcium, Magnesium, Manganese, Phosphorus, Copper, Sodium, and Chloride. These are essentially all the elements necessary to provide plant health.

The factory in Monticello, Mississippi, is designed to process raw poultry litter and convert it into fertilizer. The process is as follows:

Raw poultry litter is placed in a mixer where for ten minutes it is mixed with an organic plant extract and feather meal.

The treated litter is conveyed to a hammer mill where it is further pulverized.

By conveyor it is moved to a pellet mill where the mixture is formed into pellets.

By conveyor the pellets are moved to a dryer/cooler operation

The final step is to either collect the pellets in large one-ton totes or move the pellets to a bagging line where they are packaged in 40-pound bags for sale.

The one-ton totes are either sold as “bulk” fertilizer or used for storage and movement to the bagging line.

This package of “insoluble” (N) nitrogen and elemental micro-nutrition grows “any plant in any kind of soil.” We believe that it is the perfect combination of energy fabricated into a solid pellet of dense carbon that replenishes the soil food web so that plant health is optimized. We deliver energy to the soil and by doing so we “feed the soil and the soil feeds the plant.” The amount of water used decreases by 2/3 the amount used with synthetic fertilizers as it is not necessary to wash away excess (N) nitrogen to protect the plant from chemical burn.

The process of changing Nitrogen from soluble to insoluble, the addition of high levels of micro-nutrition and the application of specialized extracts to eliminate significant levels of very unpleasant odors are all closely-held trade secrets of the Company.

Employees

We currently employ approximately 54 full-time employees in Georgia, Texas and Mississippi. We have 4 employees in senior management at the parent level. We have 16 employees in sales positions, 6 employees in branch management positions, 24 employees in yard/mill/delivery positions, 1 employee in marketing and 3 employees in accounting. We have employment agreements with key employees. None of our employees are covered by a collective bargaining agreement, and we believe our employee relations are good.

Properties

We currently lease warehouse and office space for our OGSI subsidiary in Houston, Texas consisting of approximately 10,000 square feet from Farrell Road Properties, Ltd. The term of the related lease is three years and 22 days, which term commenced on September 9, 2006. Our monthly payment under the lease is $3,800 per month for the 1st year, $4,000 per month for the 2nd year and $4,200 for the third year. The property is in good condition and sufficient to meet our needs at this time.

Effective March 29, 2007, the Company purchased an organic fertilizer plant in Monticello, MS for $500,000 cash, 600,000 shares of restricted common stock and the assumption of debt in the amount of $472,210. The debt is to be paid out over a 60-month period at a rate not to exceed $10,000 per month. The total to be paid is limited to a total of $600,000 including interest over the five-year period.

Our nursery properties are as follows:

Approximately 7.223 acres of land located in the City of Alpharetta, Georgia has been rented from Union Hill & Associates, LLC for the main location of ANI. The lease commenced on February 7, 2006 for a three-year term with an option to extend for an additional two years. Base rent is $8,300 per month for the 1st year increasing by 3% each year of the term on the anniversary of the commencement date.

The second location for our commercial nursery is located on 13 acres at 8270 Highway 53, Braselton, Georgia. The term of the lease is for five years at a beginning monthly rental of $3,000 per month. Commencement of the lease was July 31, 2006. The Company also has first option of refusal to purchase the property for $125,000 per acre for the 1st year of the lease and thereafter the purchase price will be at market value not to be less than $125,000 per acre.

Additionally, the nursery division entered into a lease with Pineoak Lumber Company to lease a 9 acre property known as 661 South Cobb Drive, Marietta Georgia that includes a 12,000 square foot building, and unimproved real estate in which to store the trees, plants, and other merchandise for sale. This is the location of our South Cobb division. This lease began December 1, 2006 at a base rent of $6,000 per month. The lease is for a total of five years.

Office space for corporate headquarters has leased for a period of three years and is located at 3050 Royal Blvd. South, Suite 135, Alpharetta, Georgia 30022.

Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth information as to the beneficial owners of more than five percent (5%) of all classes of the voting securities of AGWS. The percentage ownership has been calculated based on 23,129,065 shares of common stock outstanding as of September 30, 2007.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common	Big Baller Media Group, LLC, 2222 Michaelson #480, Irvine, CA 92612 (1)	1,450,000	6.27%

Common	Christopher J. Nichols, 7740 St. Marlo CC Pkwy, Duluth, GA 30097	4,416,667	19.10%

1.	Big Baller Media Group, LLC is controlled by Jeffrey Greeney.
2.	The above beneficial owners do not have any additional rights to acquire additional beneficial ownership.

Security Ownership of Management

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common	Christopher J. Nichols, President of AGWS, 7740 St. Marlo CC Pkwy, Duluth GA 30097	4,416,667	19.10%

Common	Lyle J. Mortensen, CFO through Aritex Consultants, Inc. 230 N. Park Boulevard, Suite 106 Grapevine, TX 76051.	848,934	3.67%

Common	Jon Hammond, President of ANI, 755 Union Hill Road, Alpharetta, GA 30004	1,000,000	4.32%

Common	Dr. Martin Reiner, President of OGSI, Treasurer, 2341 Bolsover, Houston, TX 77005	500,000	2.16%

AUDIT AND CERTAIN OTHER FEES PAID TO ACCOUNTANTS

a) Audit Fees

Our principal accountants, Whitley Penn LLP, billed us aggregate fees in the amount of approximately $70,700 for the fiscal year ended September 30, 2006, the first fiscal year end of the Company. These amounts were billed for professional services that Whitley Penn LLP provided for the audit of our annual financial statements, review of our securities offerings and other services typically provided by an accountant in connection with statutory and regulatory filings or engagements for this initial fiscal year.

(b) Audit-Related Fees

Whitley Penn billed us aggregate fees in the amount of $70,700 for the fiscal year ended September 30, 2006, and for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and inclusion in form 10-SB.

(c) Tax Fees

Whitley Penn billed us aggregate fees in the amount of $0 for the fiscal years ended September 30, 2006 and for tax compliance, tax advice, and tax planning.

(d) All Other Fees

Whitley Penn billed us aggregate fees in the amount of $30,200 for services after the fiscal year ended December 31, 2006, including form 10-QSB for the quarter ended June 30, 2007, the amendments of form 10-SB and for all other fees.

Audit Committee Pre-Approval Policies and Procedures

On an ongoing basis, our management will define and communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee, which at the present time consists of the entire board of directors, reviews these requests and advises management if the Committee approves the engagement of Whitley Penn. On a periodic basis, our management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The projects and categories of service are as follows:

Audit — These fees include the cost of professional services to audit our financial statements and internal control over financial reporting. The cost of the annual audit includes costs associated with the quarterly review of financial statements performed in connection with the audit and scope modifications initiated during the course of the audit work.

Audit-Related Services — The Committee separately pre-approves budgets for services related to accounting consultations, due diligence and audit services related to mergers and acquisitions, internal control reviews and attest services related to financial reporting that are not required by statute or legislation.

Tax — The Committee will separately pre-approve a budget for services related to tax compliance, tax planning and tax advice. The specific types of tax services approved include (a) the review of tax returns; (b) assistance with tax examinations and elections; (c) the provision of customs consultancy services; and (d) advice regarding tax codes including interpretations, procedures and private letter rulings thereof, or their equivalent in applicable jurisdictions, in the areas of income tax, value added tax, sales and use tax, and excise taxes.

Other Services — Other services were discussed with and approved by the Audit Committee.

BOARD OF DIRECTORS

Directors are elected at the Company’s Annual Meeting of Stockholders and serve for one year until the next annual Stockholders’ meeting or until their successors are elected and qualified. Officers are elected by the Board of Directors and their terms of office are at the discretion of the Board.

Board of Directors and Officers

The current Board of Directors consists of Chris J. Nichols, Jon Hammond, Martin Reiner, Steve Riegler and Jack Cowan. The nominated Board of Directors consists of Chris J. Nichols, Jon Hammond, Lyle J. Mortensen, Steve Riegler and Jack Cowan. Their biographies are in Proposal One herein. Chris Nichols is our Chief Executive Officer. Lyle J. Mortensen is our Chief Financial Officer.

Compensation of Directors

Our bylaws provide that, unless otherwise restricted by our certificate of incorporation, our board of directors has the authority to fix the compensation of directors. The directors may be paid their expenses, if any, related to attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as our director. Our bylaws further provide that no such payment will preclude any director from serving our company in any other capacity and receiving compensation therefore. Further, members of special or standing committees may be given compensation for attending committee meetings.

Legal Proceedings

We are currently not involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending, or to the knowledge of the executive officers of our Company (except as described below) or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

Lyle Mortensen, CFO and his consulting company Aritex Consultants, Inc., have been included in a legal proceeding that has requested the cancellation of certificates issued in another company when he was an officer and director of that company. The shares were issued pursuant to a plan of reorganization and it is the position of Mr. Mortensen that the claim of the petitioners is without merit. Even if the petitioners were to prevail it would have no direct monetary or indirect affect on the Company.

DECEMBER 31, 2006 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Christopher J. Nichols*	—	—	—	—	—	$108,708	$108,708
Dr. Martin Reiner*	—	—	—	—	—	$68,750	$68,750
Jon Hammond*	—	—	—	—	—	$169,583	$169,583
Jack Cowan	$6,000	$1,900	—	—	—	—	$7,900
Steve Riegler	$6,000	$1,900	—	—	—	—	$7,900

At the present time employees that are members of the Board of Directors are reimbursed for travel expenses but do not receive compensation for service on the Board of Directors, other than the $5,000 retainer they are paid and if more than three Board meetings require out-of-town travel time, such additional travel time may be billed at a reasonable rate to be determined by the Board of Directors, as more fully described under the caption Director Compensation. The Company may elect to change this policy and fix a reasonable compensation rate for all directors.

As of December 31, 2006 Jack Cowan and Steve Riegler had received 10,000 shares of stock each valued at $.19 per share. (Value of private placement shares during 2006) In April of 2007 and in September of 2007 Mr. Cowan and Mr. Riegler received an additional 10,000 shares each valued at $.35 per share. (Value of restricted stock in a private sale.)

•	Employees of ANI, AGSI, OGSI receive no additional compensation for BOD functions.

Board Committees and Independence

All of our directors serve until the next annual meeting of holders of Stockholders and until their successors are elected by the holders of our common stock and qualified, or until their earlier death, retirement, resignation or removal. Our bylaws set the authorized number of directors at not less than one, with the actual number fixed by our board of directors. Currently, our board of directors consists of five persons. Our bylaws authorized the board of directors to have the general management and control of the business and affairs of the corporation as allowed by the Articles of Incorporation, and the By-Laws.

Our board of directors is working on establishing two committees, an audit committee and a compensation committee. At the present time the entire board of directors serve on both Committees.

Audit Committee

The audit committee assists our board of directors in its oversight of the company’s accounting and financial reporting processes and the audits of the company’s financial statements, including (i) the quality and integrity of the company’s financial statements, (ii) the company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence and (iv) the performance of the company’s internal audit functions and independent auditors, as well as other matters which may come before it as directed by the board of directors. Further, the audit committee, to the extent it deems necessary or appropriate, among its several other responsibilities, shall:

•

be responsible for the appointment, compensation, retention, termination and oversight of the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for our company;

•

discuss the annual audited financial statements and the quarterly unaudited financial statements with management and the independent auditor prior to their filing with the SEC in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

•

review with the company’s financial management on a periodic basis (a) issues regarding accounting principles and financial statement presentations, including any significant changes in the company’s selection or application of accounting principles, and (b) the effect of any regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the company;

•	monitor our policies for compliance with federal, state, local and foreign laws and regulations and our policies on corporate conduct;

•	maintain open, continuing and direct communication between the board of directors, our company and both the company’s independent auditors and its internal auditors; and

•

monitor our compliance with legal and regulatory requirements and shall have the authority to initiate any special investigations of conflicts of interest, and compliance with federal, state and local laws and regulations, including the Foreign Corrupt Practices Act, as may be warranted.

The Company is working to the end that each committee member will be an independent as required under the rules of the American Stock Exchange.

Compensation Committee

The compensation committee aids our board of directors of directors in meeting its responsibilities relating to the compensation of the company’s executive officers and to administer all incentive compensation plans and equity-based plans of the company, including the plans under which company securities may be acquired by directors, executive officers, employees and consultants. Further, the compensation committee, to the extent it deems necessary or appropriate, among its several other responsibilities, shall:

•

review periodically the company’s philosophy regarding executive compensation to (i) ensure the attraction and retention of corporate officers; (ii) ensure the motivation of corporate officers to achieve our business objectives, and (iii) align the interests of key management with the long-term interests of our Stockholders;

•	review and approve corporate goals and objectives relating to Chief Executive Officer compensation and other executive officers of the company;

•

make recommendations to the board of directors regarding compensation for non-employee directors, and review periodically non-employee director compensation in relation to other comparable companies and in light of such factors as the Committee may deem appropriate; and

•	review periodically reports from management regarding funding of the company’s pension, retirement, long-term disability and other management welfare and benefit plans.

At the present time all members of our board of directors are members of our compensation committee.

Director Independence

At the present time two members of our five man board of directors are independent directors. However, the Company anticipates that beginning January 1, 2007 the Company will require that a majority of the Board of Directors be comprised of independent directors. For a director to be considered independent under the listing standards of the American Stock Exchange, the Board must affirmatively determine that a director has no direct or indirect material relationship with our Company or Subsidiaries. These standards specify the criteria by which the independence of our directors will be determined, including whether a director or any member of the director’s immediate family has any past employment or affiliation with us or our independent registered public accountants. Mr. Lyle Mortensen, the current chief financial officer, intends to resign on January 1, 2007 after his replacement as the Chief Financial Officer is Elected by the Board of Directors. Mr. Mortensen, through his consulting company, has served as the chief financial office since the inception of the company.

After considering these standards, the listing standards of the American Stock Exchange and any other commercial or charitable relationships between the directors and us, the Board has determined that Messrs. Cowan and Riegler are independent.

Process for Nominating Potential Director Candidates

Our Board of Directors is responsible for screening potential director candidates and recommending qualified candidates for nomination as members of the Board of Directors. In evaluating potential director candidates, the Board of Directors considers recommendations of potential candidates from incumbent directors, management and stockholders. Any recommendation submitted by a stockholder to the Board of Directors must include the same information concerning the potential candidate and the stockholder, and must be received in the time frame described herein for the 2008 Annual meeting.

Presiding Director

The Board of Directors annually selects one director who is serving as Chairperson of a standing committee of the Board to serve as the Presiding Director for all meetings held in executive session. Chris J. Nichols currently serves as the Presiding Director.

Attendance at Annual Meeting

Each director is expected to attend all annual meetings of stockholders.

Code of Ethics

The Company has not adopted a specific code of ethics. However, each board member must act in accordance with high standards of business and moral ethics.

Indemnification

Under the by-Laws of the corporation the Company will indemnify any and all of its Directors and Officers, and its former Directors and Officers, or any person who may have served at the corporation’s request as a Director or Officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parities, or a party, by reason of having been Director(s) of the Corporation or of such other corporation, except in relation to matters as to which any such Director or Officer or former Director or Officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of shareholders or otherwise.

Executive Compensation.

The following table sets forth for the Fiscal year ended September 30, 2006 the compensation received by the officers of the Corporation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Christopher J. Nichols President*	2006	$56,000	—	$4,417	—	—	—		$59,4195
* Mr. Nichols took a lesser salary to assist in necessary cash flow during business development. October 1, 2006 he began to take the agreed-upon amount.
Lyle Mortensen	2006	$—	—	—	—	—	—	—	$—
CFO									—
Martin Reiner	2006	$46,875	—	$595	—	—	—	—	$47,470
Treasurer & Director, President of OGSI									—
Jon Hammond	2006	$115,705	—	$1,180	—	—	—	—	$116,875
Director, President of ANI									—

Employment Agreements:

Christopher J. Nichols – The Company has entered into a three-year contract with Chris to serve as the President and CEO of the Company for a three-year period beginning February 1, 2006 and ending January 31, 2009 unless terminated sooner. The Agreement may also be extended by mutual written agreement of the Parties. Base pay for Mr. Nichols is set at $185,000 per year. However the Company’s Board of Directors may increase the base pay as deemed warranted by agreement of the Board of Directors. The Board may also see fit to grant increases. He shall participate in any deferred compensation, bonus and/or stock option plans designed and implemented by the Company’s Board of Directors for the benefit of the Company’s key executives and employees. Mr. Nichols has agreed to a reduced salary and/or consultant fee during the initial growth of the Company with the understanding that he will be compensated for this reduction at a yet undetermined time.

Jon Hammond – ANI, a majority-owned subsidiary of the Company has entered into a three-year contract with Jon to serve as the President and CEO of ANI for a three-year period beginning February 1, 2006 and ending January 31, 2009 unless terminated sooner. The Agreement may also be extended by mutual written agreement of both parties. Annual pay for Mr. Hammond is set at $185,000 per year. However the Company’s Board of Directors may increase the base pay as deemed warranted by agreement of the Board of Directors. The Board may also see fit to grant increases. He shall participate in any deferred compensation, bonus and/or stock option plans designed and implemented by the Company’s Board of Directors for the benefit of the Company’s key executives and employees.

1.	Stock Grant – One Hundred Eighty Thousand (180,000) shares of the common stock of the Company (ANI) shall be issued to Mr. Hammond within ten (10) days of the date of the execution of this agreement.

2.	Right of Exchange – At any time beginning February 1, 2007 and continuing until December 31, 2008, Mr. Hammond shall have the right to exchange his shares in ANI for publicly-traded shares of AGWS stock. The exchange rate shall be determined based upon the previous quarters of ANI’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) times four to reflect annual EBITDA times a multiple of six. The value of AGWS’s stock shall be determined based upon the average closing price on any stock exchange.

3.	Right of Exchange – At any time beginning February 1, 2007 and continuing until December 31, 2008, Mr. Hammond shall have the right to exchange his shares in ANI for the publicly-traded shares of AGWS stock. The exchange rate shall be determined based upon the previous quarters of ANI’s EBITDA times four to reflect annual EBITDA times a multiple of six. The value of AGWS’s stock shall be determined based upon the average closing price on any stock exchange.

Dr. Martin Reiner – OGSI, a majority-owned subsidiary of the Company has entered into a three-year contract with Martin to serve as the Chairman of the Board of OGSI for a three-year period beginning February 1, 2006 and ending January 31, 2009 unless terminated sooner. The Agreement may also be extended by mutual written agreement of both parties. Annual pay for Mr. Reiner is set at $75,000 per year. However the Company’s Board of Directors may increase the base pay as deemed warranted by agreement of the Board of Directors. The Board may also see fit to grant increases. He shall participate in any deferred compensation, bonus and/or stock option plans designed and implemented by the Company’s Board of Directors for the benefit of the Company’s key executives and employees.

1.	Stock Grant – Ninety-five Thousand (95,000) shares of the common stock of the Company (OGSI) shall be issued to Dr. Reiner within ten (10) days of the date of the execution of this agreement.

2.	In addition, Dr. Reiner is to receive five hundred thousand (500,000) shares of AGWS’s common stock as Founders Stock, when offered for public sale or on or before March 15, 2006.

3.	Right of Exchange – At any time beginning February 1, 2007 and continuing until December 31, 2008, Dr. Reiner shall have the right to exchange his shares in OGSI for the publicly-traded shares of AGWS stock. The exchange rate shall be determined based upon the previous quarters of OGSI’s EBITDA times four to reflect annual EBITDA times a multiple of six. The value of AGWS’s stock shall be determined based upon the average closing price on any stock exchange.

Lyle J. Mortensen – Chief Financial Officer is to receive a monthly fee of $10,000 per month, plus direct expense reimbursements beginning October 1, 2006, that are paid to his consulting company, Aritex Consultants, Inc. At the present time, Mr. Mortensen is serving without an employment agreement and does not participate in other stock considerations. He is a substantial shareholder as indicated above, and may receive additional compensation that is deemed appropriate by the Board of Directors of the Company.

Stock Incentive Plan

The Company does not have a formal stock incentive plan. For key employee retention the managers of each subsidiary make recommendations to the Board of Directors for periodic stock incentives in the form of Common Stock awards. The requests are considered and acted upon by the board of directors as they feel appropriate under the circumstances.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file certain reports with the SEC regarding ownership of, and transactions in, our securities. Such officers, directors and 10% Stockholders are also required by the SEC to furnish us with all Section 16(a) forms that they file.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% Stockholders were complied with during the fiscal year ended September 30, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Related Party Transactions Within The Past Two Years. The following are certain transactions or proposed transactions during the last two years to which we were a party, or proposed to be a party, in which certain persons had a direct or indirect material interest.

Lon Musgrove was one of the former officers and directors of OGSI and holds 9.5% of the outstanding stock of OGSI. Mr. Musgrove resigned effective September 30, 2006.

TBECK Capital, Inc., a shareholder of the Company, in December of 2006 agreed to lend the Company up to $750,000 as additional working capital on a convertible promissory note. As of June 30, 2007 advances on this note amounted to $205,300. It is anticipated that there will be no further advances.

The following is a list all subsidiaries of the Company showing the basis of control and as to each Company, the percentage of voting securities owned or other basis of control by its immediate parent if any.

Owner	% Owned	Subsidiary
Advanced Growing Systems, Inc.	81%	Organic Growing Systems, Inc.
Martin Reiner	9.5%	Organic Growing Systems, Inc.
Lon Musgrove	9.5%	Organic Growing Systems, Inc.
Advanced Growing Systems, Inc.	81%	Advanced Nurseries, Inc.
Jon Hammond	19%	Advanced Nurseries, Inc.

The Company entered into a placement agreement with Westcap Securities, Inc. in connection with its offering of convertible promissory notes. For details of the promissory note provisions please refer to note eight in the notes to consolidated financial statements attached and a part of this filing. As of January 31, 2007 the Company had received $962,000 as proceeds from this Regulation D, section 506 offering. The Company does not anticipate receiving any additional proceeds from this offering. Commissions of 10% plus expenses were paid in connection with this offering.

TBECK, a shareholder in the Company, agreed in December of 2006 to loan the company up to $750,000 to assist in the expansion of the company. As of June 30, 2007 the Company had received $205,300 in proceeds from this loan. As of June 30, 2007 the owners of TBECK are not affiliated parties. The promissory note and accrued interest is convertible into preferred stock at that point in time in which the Company has authorized the issuance of preferred stock. The Company in February of 2006 authorized the issuance of preferred stock and as such the promissory note and accrued interest will be converted to preferred stock during the quarter ending September 30, 2007. The conversion price is at $.50 per share of preferred stock. The preferred stock is convertible into common stock at the option of the holder on the basis of one share of preferred stock for one share of common stock. The note has a stated interest rate of 10% and warrants attached in an amount equal to the amount advanced at an exercise price of $1.00 per share. Total warrants under this promissory note are 205,300 shares and may be exercised up to five (5) years from the date of the promissory note by giving the Company notice. The conversion of this promissory note is not dependent on the market price of the stock at the time of conversion. The terms of this transaction and any other related party transactions are on terms comparable to those available from unaffiliated third parties.

PROPOSAL 1 – ELECTION OF DIRECTORS

At the Annual Meeting, five directors are to be elected to hold office until the next Annual Meeting and/or until their successor has been elected and qualified. Each nominee, except for Lyle J. Mortensen, is currently a member of the Board of Directors. The person named in the enclosed proxy card has advised that, unless otherwise directed on the proxy card, they intend to vote FOR the election of the nominees. Should any nominee become unable or unwilling to accept nomination or election for any reason, persons named in the enclosed proxy card may vote for a substitute nominee designated by the Board of Directors. The Company has no reason to believe the nominees named will be unable or unwilling to serve if elected.

NAME	AGE	POSITION
Christopher J. Nichols	41	President & Chairman of the Board of Directors
Lyle J. Mortensen	68	Secretary & Chief Financial Officer
Jon Hammond	37	President of ANI, Director
Jack Cowan	74	Independent non-executive Director
Steve Riegler	37	Independent non-executive Director

Biographies:

Christopher J. Nichols (41), is the Chairman, President and CEO of AGWS. From December, 2003 through January, 2006 he was the senior Vice President of Sales for the Private Client Group at Westcap Securities, Inc. in Irvine, CA. From December of 2002 through October, 2003 he was a Vice President with Fisher Investments selling separate accounts to high net-worth individuals. From November, 1997 through October 2002, he was a Registered Representative with Interfirst Capital Corporation in Yorba Linda, CA. From January, 1991 through November of 1997, he was the Director of Sales and Marketing for Sun-Gard West, a regional distributor of solar control products.

Lyle J. Mortensen (68), is Secretary and Chief Financial Officer of the Company and is a Certified Public Accountant. From June of 1965 until approximately April of 1978 he worked for Touche Ross & Co, now Deloitte & Touche, in the audit and tax departments. From April 1978 until present time he has been self employed as a Certified Public Accountant working mainly in a tax and consulting capacity and serving as the chief financial officer for various small private companies.

Jon Hammond (37), is President of ANI. From November 2002 through February 2006 he was the N.E. Georgia Manager of John Deere Landscapes in Alpharetta Georgia. From September 1991 through November, 2002 he served as the General Manager of Shemin Nurseries in Atlanta, GA. From February 1989 through September, 1991 he served as a Store Manager for Pike’s Family Nurseries in GA. From June 1988 through January 1989, he served as a basic land care specialist for The Country Club of the South.

Jack Cowan (74), is a Director and founder of Venture Chemicals, Inc. in Lafayette LA. He brings massive experience in chemical engineering, chemical management and sophisticated manufacturing. He is currently Chairman of the Board of the Venture Group, several small, specialty-based products companies serving a number of markets including oil and gas drilling fluid additives, agricultural products, animal feed additives, etc. Jack has been on various committees and actively involved in multiple professional organizations including the American Chemical Society, the American Petroleum Institute, the National Association of Corrosion Engineers and the Commercial Development Association. Jack is the author or co-author of more than 30 patents and is the author/co-author of numerous technical papers involving both drilling fluids and oilfield production chemicals. Jack has a BS Degree in Chemistry from Midwest University.

Steve Riegler (37), is a Director and has been a private equity investor over the past several years. He has also worked with several non-profit organizations as well as holding advisory roles with Epic Sports and Quicksilver Boardriders USA. He previously served as a professional equity trader at UBS and for 10 years was a specialist for Charles Schwab on the floor of the Pacific Stock Exchange (PCX) in Los Angeles. During his time at the PCX he served on the Board of Governors in 2000. He was also in charge of all major media communications including CNBC, CNN and local Los Angeles radio.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES AS DIRECTORS TO SERVE UNTIL THE COMPANY’S NEXT ANNUAL MEETING OF STOCKHOLDERS AND/OR UNTIL THEIR SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors appointed Whitley Penn LLP as the Company’s independent certified public accountants. Whitley Penn LLP currently audits the Company’s financial statements annually. The affirmative vote of a majority of the votes cast is necessary to appoint Whitley Penn LLP. Representatives of Whitley Penn LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. If the appointment of Whitley Penn LLP is not ratified by the stockholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of Whitley Penn LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF WHITLEY PENN LLP AS THE COMPANY’S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

ADDITIONAL INFORMATION

If you have any questions about the actions described above, you may contact our principal executive office at 3050 Royal Boulevard South, Suite 135, Alpharetta, GA 30022.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Copies of these reports, proxy statements and other information can be obtained at the SEC’s public reference facilities at 100 F Street, Room 1580, Washington, DC 20549. Additionally, these filings may be viewed at the SEC’s website at http://www.sec.gov.

We filed Form 10-SB with the SEC and are waiting for comments from the SEC staff. A copy of this report and past Quarterly reports on Form 10-QSB (except for certain exhibits thereto), may be obtained, upon written request by any shareholder to our principal executive office at 3050 Royal Boulevard South, Suite 135, Alpharetta, GA 30022. Copies of all exhibits to the annual reports on Form 10-SB or Form 10-QSB are available upon a similar request.

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Under SEC rules, Stockholders intending to present a proposal at the Annual Meeting in 2008 and have it included in our proxy statement must submit the proposal in writing to 3050 Royal Boulevard South, Suite 135, Alpharetta, GA 30022. We must receive the proposal no later than March 1, 2008.

For business to be properly brought before an annual meeting by a shareholder, the shareholder, in addition to any other applicable requirements, must have given timely notice thereof in writing to the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company no later than March 31, 2008. A shareholder’s notice to the Company shall set forth as to each matter the shareholder proposes to bring before the annual meeting:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

•	the name and address, as they appear on the Company’s books, of the shareholder proposing such business,

•	the class and number of shares of voting stock of the Company which are beneficially owned by the shareholder,

•	a representation that the shareholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting, and

•	a description of any material interest of the shareholder in such business.

The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

Alpharetta, Georgia	/s/ Chris J. Nichols
October 1, 2007	CHRIS J. NICHOLS
CHIEF EXECUTIVE OFFICER

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

OF

ADVANCED GROWING SYSTEMS, INC.

PROXY—ANNUAL MEETING OF STOCKHOLDERS – November 19, 2007

The undersigned, revoking all previous proxies, hereby appoint(s) Chris J. Nichols as Proxy, with full power of substitution, to represent and to vote all Common Stock of ADVANCED GROWING SYSTEMS, INC. owned by the undersigned at the Annual Meeting of Stockholders to be held in Alpharetta, Georgia on November 19, 2007, including any original or subsequent adjournment thereof, with respect to the proposals set forth in the Notice of Annual Meeting and Proxy Statement. No business other than matters described below is expected to come before the meeting, but should any other matter requiring a vote of Stockholders arise, the person named herein will vote thereon in accordance with his best judgment. All powers may be exercised by said Proxy. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING.

1. ELECTION OF DIRECTORS. Nominee: Chris J. Nichols, Lyle J. Mortensen, Jon Hammond, Steve Riegler, and Jack Cowan.

☐	FOR ALL NOMINEES LISTED (Except as specified

here:                    )

OR

☐	WITHHOLDING AUTHORITY to vote for the nominee listed above

2. Proposal to Ratify the Appointment of Independent Auditors.

☐   FOR    ☐  AGAINST    ☐  ABSTAIN

The shares represented by this proxy will be voted as directed. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Dated , 2007

(Print Name)	(Signature)

Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your full title as such. If executed by a corporation or partnership, the proxy should be signed in the corporate or partnership name by a duly authorized officer or other duly authorized person, indicating such officer’s or other person’s title.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE